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                                                                     Exhibit 5.1
                                                                     -----------
                                August 3, 2000

Pemstar, Inc.
3535 Technology Drive N.W.
Rochester, MN 55901


        Re:    Registration Statement on Form S-1
               SEC File No. 333-37162

Ladies and Gentlemen:

        We have acted as counsel to Pemstar, Inc., a Minnesota corporation
(the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") relating to the sale by the Company of up to 9,660,000 shares of common stock of the Company, par value $0.01 per share (including 1,260,000 shares to be subject to the Underwriter's over-allotment option) (the "Common Stock").


        We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Common Stock will be issued and sold as described in the Registration Statement.


        Based on the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company pursuant to the Registration Statement have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable and the shares of Common Stock to be sold by the selling shareholders have been duly authorized and validly issued and are fully paid and nonassessable.
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Pemstar, Inc.
August 3, 2000
Page 2


        Our opinions expressed above are limited to the laws of the State of Minnesota.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                                Very truly yours,

                                                /s/ Dorsey & Whitney

JBA